UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 4, 2014

American Airlines Group Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-8400	75-1825172
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4333 Amon Carter Blvd., Fort Worth, Texas		76155
(Address or principal executive offices)		(Zip Code)

(817) 963-1234

(Registrant’s telephone number)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

On June 4, 2014, American Airlines Group Inc. (the “Company”) held its 2014 Annual Meeting of Stockholders (the “2014 Annual Meeting”). At the 2014 Annual Meeting, the stockholders of the Company voted on the following proposals, each of which is described in the Company’s Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on April 25, 2014 (the “Proxy Statement”):

Proposal 1: Election of Directors.

The stockholders elected the following individuals to the Company’s Board of Directors:

Nominee	For	Against	Abstain	Broker Non-Votes
James F. Albaugh	421,239,852	2,137,606	1,167,794	160,057,470
Jeffrey D. Benjamin	408,481,757	14,870,525	1,192,970	160,057,470
John T. Cahill	419,527,492	3,773,550	1,244,210	160,057,470
Michael J. Embler	420,933,819	2,406,648	1,204,785	160,057,470
Matthew J. Hart	420,346,334	3,010,655	1,188,263	160,057,470
Alberto Ibarguen	420,496,120	2,836,163	1,212,969	160,057,470
Richard C. Kraemer	420,876,205	2,405,623	1,263,424	160,057,470
Denise M. O’Leary	419,848,016	3,491,551	1,205,685	160,057,470
W. Douglas Parker	418,615,475	4,084,647	1,845,130	160,057,470
Ray M. Robinson	399,106,387	24,248,370	1,190,495	160,057,470
Richard P. Schifter	418,000,125	5,316,377	1,228,750	160,057,470

Proposal 2: Ratification of Appointment of Independent Registered Public Accounting Firm.

The stockholders ratified the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014.

For	Against	Abstain	Broker Non-Votes
572,282,132	10,671,472	1,649,118	0

Proposal 3: Advisory Vote Relating to Executive Compensation.

The stockholders approved, on a non-binding, advisory basis, the compensation of the Company’s named executive officers as disclosed in the Proxy Statement.

For	Against	Abstain	Broker Non-Votes
416,572,632	5,066,483	2,906,137	160,057,470

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 4, 2014

American Airlines Group Inc.

/s/ Stephen L. Johnson
Stephen L. Johnson
Executive Vice President, Corporate Affairs